PS BUSINESS PARKS, INC.
                                   EXHIBIT 12:
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                       Three Months Ended
                                                                                            March 31,
                                                                            -------------------------------------------
                                                                                  2001                    2000
                                                                            --------------------  ---------------------
      Net income......................................................       $    11,465,000         $   10,743,000
      Minority interest...............................................             6,423,000              5,911,000
      Interest expense................................................               237,000                374,000
                                                                            --------------------  ---------------------
      Earnings available to cover fixed charges.......................       $    18,125,000         $   17,028,000
                                                                            ====================  =====================

      Fixed charges (1)...............................................       $       649,000         $      772,000
      Preferred distributions.........................................             4,459,000              4,192,000
                                                                            --------------------  ---------------------
      Combined fixed charges and preferred distributions..............       $     5,108,000         $    4,964,000
                                                                            ====================  =====================

      Ratio of earnings to fixed charges..............................                 27.93                  22.06
                                                                            ====================  =====================
      Ratio of earnings to combined fixed charges and preferred
       distributions..................................................                  3.55                   3.43
                                                                            ====================  =====================



                                                                   Years Ended December 31,
                                       ----------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------- --------------- --------------- ---------------- ----------------
Net income.........................     $ 51,181,000     $ 41,255,000    $ 29,400,000     $  3,836,000    $    519,000
Minority interest..................       26,741,000       16,049,000      11,208,000        8,566,000               -
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
                                       ---------------- --------------- --------------- ---------------- ----------------
Earnings  available to  cover fixed
   charges.........................     $79,403,000      $ 60,457,000    $ 42,969,000     $ 12,403,000   $     519,000
                                       ================ =============== =============== ================ ================

Fixed charges (1)..................     $  2,896,000     $  4,142,000    $  2,629,000     $      1,000    $          -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- ----------------
Combined   fixed    charges     and
   preferred distributions.........     $ 20,169,000     $ 11,704,000    $  2,629,000     $      1,000    $          -
                                       ================ =============== =============== ================ ================

Ratio of earnings to fixed charges.            27.42            14.60           16.34           12,403         N/A
                                       ================ =============== =============== ================ ================

Ratio of earnings to combined fixed
   charges      and       preferred
   distributions...................             3.94             5.17           16.34           12,403         N/A
                                       ================ =============== =============== ================ ================


(1) Fixed charges include interest expense plus capitalized interest.

                             PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                                       Three Months Ended
                                                                                            March 31,
                                                                            -------------------------------------------
                                                                                  2001                    2000
                                                                            --------------------  ---------------------
      FFO.............................................................       $    22,690,000         $   20,208,000
      Interest expense................................................               237,000                374,000
      Minority interest in income - preferred units...................             3,187,000              2,920,000
      Preferred dividends.............................................             1,272,000              1,272,000
                                                                            --------------------  ---------------------
      Adjusted FFO available to cover fixed charges...................       $    27,386,000         $   24,774,000
                                                                            ====================  =====================

      Fixed charges (1)...............................................       $       649,000         $      772,000
      Preferred distributions.........................................             4,459,000              4,192,000
                                                                            --------------------  ---------------------
      Combined fixed charges and preferred distributions..............       $     5,108,000         $    4,964,000
                                                                            ====================  =====================

      Ratio of FFO to fixed charges...................................                 42.20                  32.09
                                                                            ====================  =====================

      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................                  5.36                   4.99
                                                                            ====================  =====================




                                                                   Years Ended December 31,
                                       ----------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------- --------------- --------------- ---------------- ----------------
FFO................................    $  85,977,000    $  76,353,000   $  57,430,000    $  17,597,000   $     303,000
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
Minority  interest  in   income   -
   preferred units.................       12,185,000        4,156,000               -                -               -
Preferred dividends................        5,088,000        3,406,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- ----------------
Adjusted  FFO  available  to  cover
   fixed charges...................    $ 104,731,000    $  87,068,000   $  59,791,000    $  17,598,000   $     303,000
                                       ================ =============== =============== ================ ================

Fixed charges (1)..................    $   2,896,000    $   4,142,000   $   2,629,000     $      1,000   $           -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- ----------------
Combined   fixed     charges    and
   preferred distributions.........    $  20,169,000    $  11,704,000   $   2,629,000    $       1,000   $           -
                                       ================ =============== =============== ================ ================

Ratio of FFO to fixed charges......            36.16            21.02           22.74           17,598         N/A
                                       ================ =============== =============== ================ ================

Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             5.19             7.44           22.74           17,598         N/A
                                       ================ =============== =============== ================ ================


(1) Fixed charges include interest expense plus capitalized interest.